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                                                                     EXHIBIT 3.1

                            ARTICLES OF INCORPORATION

                                       of

                           MICRO TECH INDUSTRIES, INC.

                             --------------------

KNOW ALL MEN BY THESE PRESENTS:

            That we, the undersigned, have this day voluntarily associated ourselves together for the purpose of forming a corporation under and pursuant to the laws of the State of Nevada, and we do hereby certify:

                                        I

                   That the name of the corporation shall be:

                           MICRO TECH INDUSTRIES, INC.

                                       II

     That the principal office and place of business of this corporation shall be located at 3407 W. Charleston Blvd., Las Vegas, Nevada 89102; and that KEVIN
M. KELLY, ESQ., shall be the Resident Agent in charge thereof.

                                       III

     That offices may be established and maintained in any other part of the State of Nevada, or in any other state, territory, or possession of the United States, or in any foreign country, for the transaction of any business of the corporation.

                                       IV

     That the nature of the business and the objects and purposes proposed to be transacted, promoted, or carried on by the corporation are, and shall continue to be, to carry on and conduct any and all lawful activities or business; and to develop and manufacture electronic components in accordance with the laws of the State of Nevada and the United States of America.

                                        V

     That this corporation is authorized to issue 10,000 shares of common stock at $.10 par value.


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                                       VI

     That the initial number of stockholders of this corporation is three (3) in number. The number of directors shall not be less than the number of stockholders. However, if the number of stockholders shall be increased to a number in excess of three (3), the number of directors shall be correspondingly increased, but may not be less than the number of stockholders, pursuant to the terms of N.R.S. 78.115. The number of directors of this corporation may from time to time be increased as set forth herein by an amendment to the By-Laws in that regard, and without the necessity of amending these Articles of Incorporation.

                                       VII

          That the names and addresses of the first board of Directors are as follows:

     1. Thomas F. McSharry, Jr., President/Treasurer; 2990 Carnelian Street, Las Vegas, Nevada, 89121.

     2. Patricia A. McSharry, Vice President; 2990 Carnelian Street, Las Vegas, Nevada 89121.

     3.   Kevin M. Kelly, Secretary; 3407 W. Charleston, Las Vegas, Nevada
          89102.

                                      VIII

          That the names and addresses of the incorporators signing these Articles are as follows:

     1.   Thomas F. McSharry, Jr.; 2990 Carnelian, Las Vegas, Nevada  89121.

     2.   Patricia A. McSharry; 2990 Carnelian Street, Las Vegas, Nevada
          89121.

     3.   Kevin M. Kelly; 3407 W. Charleston Blvd., Las Vegas, Nevada, 89102.

                                       IX

          That the capital stock, after the amount of the subscription price, or par value, has been paid in, shall not be subject to assessment to pay the debts of the corporation.
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                                      X

     That the corporation is to have perpetual existence.

                                      XI

     That in furtherance, and not in limitation, of the powers conferred by statute, the Board of Directors is expressly authorized, subject to the By-Laws, if any, adopted by the stockholders, to make, alter, or amend the By-Laws of the corporation.

                                     XII

     That meetings of the stockholders may be held outside of the State of Nevada at such place or places as may be designated from time to time by the Board of Directors or in the By-Laws of the corporation.

                                     XIII

     That this corporation reserves the right to amend, alter, change, or repeal any provision contained in these Articles of Incorporation, in the manner now or hereafter prescribed, and all rights conferred upon stockholders herein are granted subject to this reservation.

     IN WITNESS WHEREOF, we have hereunto set our hands this 14th day of November, 1980.


                                       /s/ THOMAS F. MCSHARRY, JR.
                                       ---------------------------
                                       Thomas F. McSharry, Jr.


                                       /s/ PATRICIA A. MCSHARRY
                                       ---------------------------
                                       Patricia A. McSharry


                                       /s/ KEVIN M. KELLY
                                       ---------------------------
                                       Kevin M. Kelly

STATE OF NEVADA   )
                  )  ss:
COUNTY OF CLARK   )

     On this 14th day of November, 1980, personally appeared before me, a Notary Public in and for said County and State,

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THOMAS F. McSHARRY, JR., PATRICIA A. McSHARRY, and KEVIN M. KELLY, know to me to be the persons described in and who executed the foregoing instrument; and they acknowledged to me that they executed the same freely and voluntarily, and for the uses and purposes herein mentioned.



/s/ KAREN A. O'NEIL
-------------------
NOTARY PUBLIC


[SEAL]  Notary Public - State of Nevada
                CLARK COUNTY
               Karen A. O'Neil
     My Appointment Expires Oct. 15, 1984